As filed with the Securities and Exchange Commission on August 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN SOFTWARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1098795
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

(Address and Zip Code of Principal Executive Offices)

AMERICAN SOFTWARE, INC. 2011 EQUITY COMPENSATION PLAN,

2001 STOCK OPTION PLAN AND

LOGILITY, INC. 1997 STOCK PLAN AND LOGILITY, INC. 2007 STOCK PLAN

(COLLECTIVELY, THE “PLANS”)

(Full title of the Plan)

Sam D. Chafetz, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

First Tennessee Building

165 Madison Avenue

Suite 2000

Memphis, Tennessee 38103

(901) 577-2148

(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Michael Edenfield and

Vincent C. Klinges

American Software, Inc.

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price[3]	Amount of Registration Fee
Class A Common Shares, Par Value $.10	1,675,843 shares	$8.525	$11,082,500	$1,287.77

1	Based upon the aggregate number of Shares presently authorized for issuance under the Plan, less shares already purchased pursuant to options granted under such Plan. Pursuant to General Instruction E, the registration fee is payable only with respect to the additional 1,300,000 shares registered resulting from an amendment to the Plan. The remaining shares were registered under Registration Statement Number 333-191664.
2	Based upon the average of the high and low prices of the Class A Common Shares reported on the Nasdaq Global Select Market on August 24, 2015 with respect to shares underlying options not yet granted; shares underlying outstanding options have varying exercise prices.
3	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

The contents of Registration Statement No. 333-191664 on Form S-8 of American Software, Inc. (the “Registrant”) are hereby incorporated by reference thereto, except for Item 8 of Part II, which is revised as set forth below. Such Registration Statement related to the same stock option plan to which this Registration Statement relates. This Registration Statement is being filed to register additional securities, of the same class, registered under Registration Statement No. 333-191664.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	2011 Equity Compensation Plan

4.2	Amendment to 2011 Equity Compensation Plan

5.1	Opinion of Counsel Regarding Legality

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	2011 Equity Compensation Plan

4.2	Amendment to 2011 Equity Compensation Plan

5.1	Opinion of Counsel Regarding Legality

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on August 26, 2015.

AMERICAN SOFTWARE, INC.

By:	/s/ J. Michael Edenfield
J. Michael Edenfield, President
and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints J. Michael Edenfield and Vincent C. Klinges, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ J. Michael Edenfield	President, Chief Executive Officer	August 26, 2015
J. Michael Edenfield	(Principal Executive Officer) and Director

/s/ James C. Edenfield	Director	August 26, 2015
James C. Edenfield

/s/ W. Dennis Hogue	Director	August 26, 2015
W. Dennis Hogue

/s/ John J. Jarvis	Director	August 26, 2015
John J. Jarvis

/s/ James B. Miller, Jr.	Director	August 26, 2015
James B. Miller, Jr.

/s/ Thomas L. Newberry, V	Director	August 26, 2015
Thomas L. Newberry, V

/s/ Vincent C. Klinges	Chief Financial Officer (Principal Financial Officer)	August 26, 2015
Vincent C. Klinges

/s/ Bryan Sell	Controller (Principal Accounting Officer)	August 26, 2015
Bryan Sell